Exhibit 99.1

Paltalk, Inc. Reports Fourth Quarter and Full Year 2022 Financial Results

Continued Sequential Quarterly Improvement in Net Loss and Reduced Operating Expenses

Jericho, NY - March 23, 2023 (GLOBE NEWSWIRE) -- via NewMediaWire -- Paltalk, Inc. (“Paltalk,” the “Company,” “we,” “our” or “us”) (Nasdaq: PALT), a communications software innovator that powers multimedia social applications, today announced financial and operational results for the fourth quarter and year ended December 31, 2022.

Key Financial Highlights for Fourth Quarter Ended December 31, 2022 Compared to Prior Year Period

●	Revenue decreased 10% to $2.8 million
●	Subscription revenue decreased by 8% to $2.7 million
●	Advertising revenue decreased 47% to $0.1 million
●	Net loss increased 9276% to $0.5 million
●	Adjusted EBITDA loss increased 112% to $0.5 million
●	Repurchased 287,719 shares of common stock during the three months ended December 31, 2022 pursuant to our stock repurchase plan at an average price per share of $1.48, or an aggregate amount of approximately $426,000

Key Financial Highlights for Year Ended December 31, 2022 Compared to Prior Year Period

●	Revenue decreased 17% to $11.0 million
●	Subscription revenue decreased over 13% to $10.7 million
●	Advertising revenue decreased over 27% to $0.3 million
●	Net loss increased 357% to $3.4 million
●	Adjusted EBITDA loss increased 307% to $2.6 million
●	Repurchased 604,808 shares of common stock during the year ended December 31, 2022 pursuant to our stock repurchase plan at an average price per share of $1.65, or an aggregate amount of approximately $998,000
●	Deferred revenue increased 18% to $2.3 million compared to the prior year period
●	The Company had $14.7 million in cash and no long-term debt on its balance sheet as of December 31, 2022

Business Highlights for the Year Ended December 31, 2022

●	Partnered with Hive Automated Content Moderation Solutions to roll out new content moderation software for increased user experience
●	Launched a mobile backgammon game with interactive real-time voice and video
●	Closed an asset acquisition of ManyCam, a live streaming software and virtual camera that allows users to deliver professional live videos on streaming platforms, video conferencing app and distance learning tools
●	Released ManyCam version 8.0, an update with vast improvements over prior versions
●	Engaged Roth Capital Partners, LLC to assist with strategic initiative of potential mergers and acquisitions that focus on buy-side opportunities to accelerate growth and profitability
●	Signed up corporate customers for ManyCam subscriptions, advancing the business-to-business channel
●	Made progress in optimizing ManyCam integration, which we expect to lead to revenue growth
●	Added game lobbies for our backgammon and chess games

Patent Litigation Update

On July 23, 2021, a wholly owned subsidiary of the Company, Paltalk Holdings, Inc., filed a patent infringement lawsuit against WebEx Communications, Inc., Cisco WebEx LLC, and Cisco Systems, Inc. (collectively, “Cisco”), in the U.S. District Court for the Western District of Texas. The Company alleges that Cisco’s Webex products have infringed U.S. Patent No. 6,683,858, and that the Company is entitled to damages.

A Markman hearing took place on February 24, 2022. On September 7, 2022, the United States Patent Office issued a reexamination of U.S. Patent No. 6,683,858, and on January 19, 2023, the Examiner issued an Ex Parte Reexamination Certificate, ending the reexamination and confirming the patentability of claims 1-10 of U.S. Patent No. 6,683,858. Trial is now scheduled for early third quarter of 2023.

Management Commentary

Jason Katz, Chairman and CEO of Paltalk, commented, “We are encouraged with our sequential quarterly growth, as our fourth quarter revenue is 7% greater than what we reported for the third quarter of 2022. Our customers are adapting to ManyCam and enjoying their experience with it, as the feedback we have received has been positive. As we approach the one-year anniversary of the addition of the ManyCam product to our offering, we anticipate that subscription revenue related to ManyCam will increase in future quarters as deferred revenue generated from those subscriptions is recognized.”

Katz, continued, “As evident from our fourth quarter results, our efforts to streamline expenses to better align with overall macro-economic conditions and invest in a measured way that ensures responsible cash management have resulted in our revenue increasing and our losses decreasing from the third quarter of 2022 to the fourth quarter of 2022. Our operating expenses as a percentage of revenue declined to 129% for the fourth quarter of 2022 versus 140% for the third quarter of 2022, demonstrating our improved operating efficiencies. We are also continuing to work with Roth Capital Partners, LLC in exploring strategic opportunities, including, but not limited to, potential mergers or acquisitions of other assets or entities that are synergistic to our business, which we believe will increase shareholder value.”

Katz, concluded, “Our team remains focused on user retention and monetization, which collectively are intended to increase user engagement and revenue opportunities. Additional technology enhancements and features and games, such as our gaming lobby, are all intended to increase retention, usage and revenue. Our cash position as of December 31, 2022 remains strong at $14.7 million, which we believe puts us in a good position as we seek a return to growth and profitability. We plan to continue to develop our consumer application platforms and defend our intellectual property, of which we will continue to provide updates when publicly available.”

Financial Results for Three Months Ended December 31, 2022

●	Revenue for the three months ended December 31, 2022 decreased by 10% to $2.8 million, compared to $3.1 million for the three months ended December 31, 2021. This decline was attributed to the decrease in subscription revenue by 8% and a decrease in advertising revenue by 47%;

●	Loss from operations for the quarter ended December 31, 2022 increased by 8046% or $0.8 million to a loss of $0.8 million, compared to income from operations of $10,000 for the same period in 2021;

●	Net loss for the three months ended December 31, 2022 increased by 9276% or $0.5 million to a loss of $0.5 million, compared to a net loss of $5,271 for the three months ended December 31, 2021; and

●	Adjusted EBITDA for the three months ended December 31, 2022 increased by approximately 112% or $0.3 million to an Adjusted EBITDA loss of $0.5 million, compared to Adjusted EBITDA loss of $0.2 million for the three months ended December 31, 2021.

Financial Results for Year Ended December 31, 2022

●	Revenue for the year ended December 31, 2022 decreased by 17% to $11.0 million, compared to $13.3 million for the year ended December 31, 2021. This decrease was mainly driven by an decrease in subscription revenue and advertising revenue;

●	Loss from operations for the year ended December 31, 2022 increased by approximately 804% or $4.2 million to a loss of $3.7 million, compared to income from operations of $0.5 million for the same period in 2021;

●	Net loss for the year ended December 31, 2022 increased by 358% or $4.7 million to a loss of $3.4 million, compared to net income of $1.3 million for the year ended December 31, 2021;

●	Adjusted EBITDA for the year ended December 31, 2022 decreased by 307% or $3.9 million to an Adjusted EBITDA loss of $2.6 million, compared to Adjusted EBITDA of $1.3 million the year ended December 31, 2021;

●	Cash and cash equivalents totaled $14.7 million at December 31, 2022, a decrease of $5.9 million compared to $21.6 million at December 31, 2021; and

●	The Company had no long-term debt on its balance sheet at December 31, 2022.

Key Financial and Operating Metrics from Operations:

(in thousands, except for percentages)

	Three Months Ended
	December 31, (unaudited)		Change
	2022	2021	$	%
Subscription revenue	$2,717	$2,958	$(241)	(8.1)%
Advertising revenue	78	148	(70)	(47.2)%
Technology service revenue	--	3	(3)	(100.0)%
Total revenues	$2,795	$3,108	$(313)	(10.1)%
Loss from operations	$(802)	$(10)	$(792)	(8046.1)%
Net loss	$(494)	$(5)	$(489)	(9276.6)%
Net cash used in operating activities	$(333)	$175	$(508)	(290.3)%
Adjusted EBITDA (a non-GAAP measure)	$(473)	$(223)	$(250)	(112.0)%

	Year Ended
	December 31,		Change
	2022	2021	$	%
Subscription revenue	$10,663	$12,368	$(1,705)	(13.8)%
Advertising revenue	327	451	(124)	(27.6)%
Technology service revenue	--	455	(455)	(100)%
Total revenues	$10,990	$13,274	$(2,284)	(17.2)%
(Loss) income from operations	$(3,659)	$519	$(4,178)	(804.3)%
Net (loss) income	$(3,412)	$1,324	$(4,736)	(357.7)%
Net cash (used in) provided by operating activities	$(2,957)	$1,265	$(4,222)	(233.7)%
Adjusted EBITDA (a non-GAAP measure)	$(2,647)	$1,281	$(3,928)	(306.6)%

ABOUT PALTALK, INC. (Nasdaq: PALT)

Paltalk, Inc. is a communications software innovator that powers multimedia social applications. Our product portfolio includes Paltalk and Camfrog, which together host one of the world’s largest collections of video-based communities. Our other products include ManyCam, Tinychat and Vumber. The Company has an over 20-year history of technology innovation and holds 10 patents. For more information, please visit: http://www.paltalk.com.

To be added to our news distribution list, please visit: http://www.paltalk.com/investor-alerts/.

FORWARD-LOOKING STATEMENTS:

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” or similar words.  Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, the impact of the COVID-19 pandemic, any economic recession and the overall inflationary environment on our results of operations and our business; our ability to effectively market and generate revenue from our applications; our ability to generate and maintain active users and to effectively monetize our user base; our ability to improve, market and promote the ManyCam software; the amount and timing of stock repurchases, if any, under the Company’s stock repurchase plan and our ability to enhance stockholder value through such plan; the Company’s ability to retain the listing of its common stock on The Nasdaq Capital Market; our ability to release new applications or improve upon or add features to existing applications on schedule or at all; risks and uncertainties related to our increasing focus on the use of new and novel technologies to enhance our applications, and our ability to timely complete development of applications using new technologies; our ability to effectively compete with existing competitors and new market entrants; our ability to effectively secure new software development and licensing customers; our ability to protect our intellectual property rights; the use of the internet and privacy and protection of user data; our ability to consummate favorable acquisitions and effectively integrate any companies or properties that we acquire; and our ability to manage our partnerships and strategic alliances. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.

Investor Contacts:

IR@paltalk.com

ClearThink

nyc@clearthink.capital

917-658-7878

PALTALK, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

	Three Months Ended		Year Ended
	December 31, (Unaudited)		December 31,
	2022	2021	2022	2021
Reconciliation of Net (Loss) Income to Adjusted EBITDA:
Net (loss) income	$(494,234)	$(5,271)	$(3,412,250)	$1,324,106
Stock compensation expense	62,476	31,891	333,825	(35,653)
Depreciation and amortization expense	266,298	84,398	670,863	370,845
Impairment loss on digital tokens	--	9,037	7,262	765,232
Interest (income) expense, net	(105,260)	1,719	(74,895)	(133)
Gain on extinguishment of term debt	--	--	--	(506,500)
Realized gain from sale of digital tokens	--	(6,774)	--	(307,934)
Gain on termination of digital tokens payable	--	(338,553)	--	(338,553)
Income (benefit) tax expense	(202,161)	485	(171,665)	9,951
Reported Adjusted EBITDA	$(472,882)	$(223,068)	$(2,646,860)	$1,281,361

Non-GAAP Financial Measures and Key Metrics

The Company has provided in this release Adjusted EBITDA, a non-GAAP financial measure, to supplement the consolidated financial statements, which are prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Adjusted EBITDA is defined as net income (loss) adjusted to exclude stock-based compensation expense, depreciation and amortization expense, gain on office lease termination, impairment loss on goodwill, impairment loss on digital tokens, interest expense (income), net, gain from sale of the Company’s secured communication assets, loss on disposal of property and equipment, gain on extinguishment of term debt, realized gain from sale of digital tokens, gain on termination of digital tokens payable, other expense, and provision for income taxes. The Company did not have a gain on office lease termination, impairment loss on goodwill, gain from the sale of its secured communication assets, loss on disposal of property and equipment or other expense for the periods presented.

Management uses Adjusted EBITDA internally in analyzing the Company’s financial results to assess operational performance and to determine the Company’s future capital requirements. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. The Company believes that both management and investors benefit from referring to Adjusted EBITDA in assessing our performance and when planning, forecasting and analyzing future periods. The Company believes Adjusted EBITDA is useful to investors and others to understand and evaluate the Company’s operating results and it allows for a more meaningful comparison between the Company’s performance and that of competitors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider this performance measure in isolation from or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are that Adjusted EBITDA does not reflect: cash capital expenditures for assets underlying depreciation and amortization expense that may need to be replaced or for new capital expenditures; interest income, net; other expense, net; income tax expense from continuing operations; gain on office lease termination; impairment loss on goodwill; gain from sale of our secured communication assets; loss on disposal of property and equipment; our working capital requirements; the impairment loss on digital tokens; realized gain (loss) from the sale of digital tokens; the potentially dilutive impact of stock-based compensation; gain on the extinguishment of term debt; and the provision for income taxes. Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider Adjusted EBITDA along with other financial performance measures, including total revenues, subscription revenue, deferred revenue, net income (loss), cash and cash equivalents, restricted cash, net cash used in operating activities and our financial results presented in accordance with GAAP.

PALTALK, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$14,739,933	$21,636,860
Accounts receivable, net of allowances of $3,648 as of December 31, 2022 and 2021, respectively	122,297	153,448
Prepaid expense and other current assets	543,199	239,258
Total current assets	15,405,429	22,029,566
Operating lease right-of-use asset	159,181	239,491
Property and equipment, net	--	69,599
Goodwill	6,326,250	6,326,250
Intangible assets, net	3,526,811	196,543
Digital tokens	--	7,262
Other assets	13,937	13,937
Total assets	$25,431,608	$28,882,648

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,013,637	$1,332,632
Accrued expenses and other current liabilities	225,193	344,441
Contingent consideration	85,000	--
Operating lease liabilities, current portion	82,176	80,309
Deferred subscription revenue	2,257,452	1,915,493
Total current liabilities	3,663,458	3,672,875
Operating lease liabilities, non-current portion	77,005	159,182
Deferred tax liability	716,903	-
Total liabilities	4,457,366	3,832,057
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value, 25,000,000 shares authorized, 9,864,120 shares issued and 9,227,349 and 9,832,157 shares outstanding as of December 31, 2022 and 2021, respectively	9,864	9,864
Treasury stock, 636,771 and 31,963 shares repurchased as of December 31, 2022 and 2021, respectively	(1,192,124)	(194,200)

PALTALK, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

	Years Ended December 31,
	2022	2021
Revenues
Subscription revenue	$10,662,691	$12,368,008
Advertising revenue	326,854	451,337
Technology service revenue	--	454,504
Total revenue	10,989,545	13,273,849
Costs and expenses
Costs of revenue	2,823,570	2,720,189
Sales and marketing expense	1,571,275	1,170,386
Product development expense	5,934,433	5,391,819
General and administrative expense	4,311,815	2,706,733
Impairment loss on digital tokens	7,262	765,232
Total costs and expenses	14,648,355	12,754,359
(Loss) Income from operations	(3,658,810)	519,490
Interest income, net	74,895	133
Gain on extinguishment of term debt	--	506,500
Realized gain from the sale of digital tokens	--	307,934
(Loss) Income from operations before income tax benefit (expense)	(3,583,915)	1,334,057
Income tax benefit (expense)	171,665	(9,951)
Net (loss) income	$(3,412,250)	1,324,106

Net (loss) income per share of common stock:
Basic	$(0.35)	$0.17
Diluted	$(0.35)	$0.17
Weighted average number of shares of common stock used in calculating net (loss) income per share of common stock:
Basic	9,638,567	7,766,111
Diluted	9,638,567	7,809,132

PALTALK, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(3,412,250)	$1,324,106
Adjustments to reconcile net (loss) income from operations to net cash (used in) provided by operating activities:
Depreciation of property and equipment	69,599	186,178
Amortization of intangible assets	601,264	184,667
Amortization of operating lease right-of-use assets	80,310	74,416
Gain on extinguishment of digital token liability	--	(338,553)
Impairment loss on digital tokens	7,262	765,232
Realized (gain) loss from the sale of digital tokens	--	(307,934)
Deferred tax benefit	(171,665)	--
Gain on extinguishment of term debt	--	(506,500)
Stock-based compensation	333,825	(35,653)
Bad debt expense	--	(3,235)
Changes in operating assets and liabilities:
Digital tokens	--	(884,263)
Accounts receivable, net	31,151	(78,803)
Digital tokens receivable	--	210,000
Operating lease liability	(80,310)	(74,416)
Digital tokens payable	--	215,156
Prepaid expense and other current assets	(303,941)	(2,554)
Accounts payable, accrued expenses and other current liabilities	(453,928)	680,848
Deferred subscription revenue	341,959	(143,228)
Net cash (used in) provided by operating activities	(2,956,724)	1,265,464
Cash flows from investing activities:
Acquisition of ManyCam assets	(2,700,000)	--
Acquisition related costs of ManyCam assets	(242,279)	--
Proceeds from the sale of digital tokens	--	858,848
Net cash (used in) provided by investing activities	(2,942,279)	858,848
Cash flows from financing activities:
Proceeds from issuance of common stock, net of issuance costs	--	13,919,126
Proceeds from issuance of common stock pursuant to option exercise	--	8,002
Purchase of treasury stock	(997,924)	--
Net cash (used in) provided by financing activities	(997,924)	13,927,128
Net (decrease) increase in cash and cash equivalents	(6,896,927)	16,051,440
Balance of cash and cash equivalents at beginning of period	21,636,860	5,585,420
Balance of cash and cash equivalents at end of period	$14,739,933	$21,636,860
Supplemental disclosure of cash flow information:
Non-cash investing and financing activities:
Deferred tax liability associated with the acquisition of ManyCam assets	$904,253	--
Accrued contingent consideration	$85,000	--
Modification of operating lease right-of-use asset and liability	$--	$244,940
Issuance of common stock pursuant to cashless option exercises	$--	$38
Treasury stock received from cashless option exercises	$--	$183,341